UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ATLANTIC CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Atlantic Capital Bancshares, Inc.
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050
April 20, 2016
To the Shareholders of Atlantic Capital Bancshares, Inc.:
We are pleased to invite you to attend the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”). The Annual Meeting will be held at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 on Wednesday, May 18, 2016 at 10:00 a.m., local time.
Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report to Shareholders for the year ended December 31, 2015.
We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.
If you have any questions or need assistance voting your shares, please contact Patrick T. Oakes, the Company’s Executive Vice President, Chief Financial Officer, and Secretary, at (404) 995-6050.

Sincerely,

Douglas L. Williams	Walter M. Deriso, Jr.
Chief Executive Officer	Chairman of the Board

Atlantic Capital Bancshares, Inc.
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2016 AT 10:00 A.M.
The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”) will be held at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 on Wednesday, May 18, 2016 at 10:00 a.m., local time, for the following purposes:

1.	to elect thirteen directors of the Company to serve one-year terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.
We have fixed March 31, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (404) 995-6050.
The Board of Directors recommends that shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of our independent registered public accounting firm.
You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 18, 2016: the Proxy Statement and the Company’s Annual Report to Shareholders are available at www.edocumentview.com/ACBI.
By order of the Board of Directors
Patrick T. Oakes
Secretary, Executive Vice President, and Chief Financial Officer
Atlanta, Georgia
April 20, 2016

April 20, 2016
PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2016
The Board of Directors (the “Board of Directors” or “Board”) of Atlantic Capital Bancshares, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2016 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 18, 2016, at 10:00 a.m., local time, at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309, and at any adjournment or adjournments thereof. These proxy materials are first being mailed or made available to shareholders on or about April 20, 2016.
The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from shareholders in person, by telephone, by e-mail, or by special letter.
The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.	to elect thirteen directors of the Company to serve one-year terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board is not aware of any other business to come before the Annual Meeting.

i

ii

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place
The Company will hold its Annual Meeting at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 at 10:00 a.m., local time, on Wednesday, May 18, 2016.
Purpose of the Annual Meeting
At the Annual Meeting, the Company’s shareholders will be asked to consider and vote upon the following:

1.	to elect thirteen directors of the Company to serve one-year terms expiring at the 2017 annual meeting of shareholders or until their successors are duly elected and qualified;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.  The Board is not aware of any other business to come before the Annual Meeting.
Recommendation of the Board of Directors
The Board of Directors has determined that each of the proposals is advisable and in the best interests of the Company and its shareholders and recommends that the Company’s shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
Who May Vote
Shareholders of record of Common Stock as of the close of business on March 31, 2016, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the record date, there were 24,425,546 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
Voting Methods
You may vote at the Annual Meeting: (i) in person, (ii) by mail via your proxy card, (iii) by telephone, or (iv) on the Internet. Instructions regarding telephone and Internet voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.
Voting by Proxy
The form of proxy solicited by the Board of Directors permits you to specify a choice among “for” all nominees, “for all except” designated nominees, and “withhold authority” to vote for each nominee for election as director, and a choice among “for,” “against,” and “abstain” with respect to the auditor ratification proposal. All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board of Directors’ recommendations. The Board of Directors has selected Douglas L. Williams, D. Michael Kramer, and Patrick T. Oakes to act as proxies with full power of substitution at the Annual Meeting. Any of them are authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment thereof granted by shareholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board of Directors.
Revocability of Proxies
Even if you execute a proxy, you have the right to revoke it and change your vote by notifying us at any time before your proxy is voted. You may revoke a proxy at any time by submitting written notice of revocation to Patrick T. Oakes, the Company’s Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.
Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and therefore will have no effect on the vote required for a particular matter.
“Routine” and “Non-routine” Matters. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal 2) is considered a routine matter under applicable stock exchange rules. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on this proposal. The election of directors (Proposal 1) is considered a non-routine matter under applicable stock exchange rules, and your broker is not entitled to vote your shares on these proposals without your instructions.
Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.
Required Vote. Directors are elected (Proposal 1) by a plurality of the votes cast by the shares entitled to vote in the election, which means that the thirteen director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” or “withhold” your vote with respect to the election of directors. Ratification of the appointment of our independent registered accounting firm (Proposal 2) requires the affirmative vote of the majority of the votes cast with respect to that matter at the Annual Meeting. You may vote “for,” “against,” or “abstain” with respect to the ratification of the appointment of our independent registered accounting firm.
REFERENCES TO OUR WEBSITE ADDRESS
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders
The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 11, 2016 by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock, based solely on the most recent statements of ownership filed with the Securities and Exchange Commission (the “SEC”) and the information contained in those filings. Percentages are calculated based on shares outstanding as of April 11, 2016. The nature of beneficial ownership of the shares included is presented in the notes following the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
BCP Fund I Southeast Securities Holdings (2)	4,150,000	16.6%
Trident IV, L.P. (3)	3,109,127	12.6%

(1)
“Beneficial Ownership” for purposes of this table is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)
The information reported is based upon a Form 3 filed with the SEC on November 2, 2015. Consists of 3,800,000 shares of Common Stock held by BCP Fund I Southeast Holdings, LLC (“BankCap”) and 350,000 shares of Common Stock issuable with respect to warrants presently exercisable held by BCP Fund I Southeast Holdings LLC. Brian D. Jones, a director of the Company and Atlantic Capital Bank, shares voting and investment power over these shares with Scott A. Reed. Messrs. Jones and Reed are the managers of BankCap Equity Fund, LLC, which is the general partner of BankCap Partners, GP, L.P. BankCap Partners, GP, L.P. is the general partner of BankCap Partners Fund I, L.P. BCP Fund I Southeast Holdings LLC is a wholly-owned subsidiary of BankCap Partners Fund I, L.P. Excludes 5,065 shares of Common Stock and 11,000 shares of Common Stock issuable with respect to options presently exercisable held by Mr. Jones. The address of BCP Fund I Southeast Holdings LLC is c/o Brian D. Jones, 2100 McKinney Avenue, Suite 1225, Dallas, TX 75201.

(3)
The information reported is based upon a Schedule 13D and a Form 3, which were both filed with the SEC on November 2, 2015. Consists of 3,057,283 shares of Common Stock in which Trident IV, L.P. shares voting and dispositive power with Trident Capital IV, L.P., the general partner of Trident IV, L.P., and 51,844 shares of Common Stock in which Trident IV Professionals Fund, L.P. shares voting and dispositive power with Stone Point GP Ltd., the general partner of Trident IV Professionals Fund, L.P.  Each of Trident IV, L.P. and Trident IV Professionals Fund, L.P. is managed by Stone Point Capital LLC.  Stone Point Capital LLC reported shared voting power, but not dispositive power, of 3,109,127 shares. The address of Trident IV, L.P. and Trident IV Professionals Fund, L.P. is c/o Stone Point Capital LLC, 20 Horseneck Lane, 2nd Floor, Greenwich, Connecticut 06830.

Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 11, 2016 by all current directors, nominees for director of the Company, the named executive officers as identified in the Summary Compensation Table included in this Proxy Statement (the “Named Executive Officers”), and all current directors and executive officers of the Company as a group. Percentages are calculated based on the number of shares outstanding as of April 11, 2016. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage (1)
Douglas L. Williams	381,867	(2)	1.5%
Walter M. Deriso, Jr.	364,739	(3)	1.5%
D. Michael Kramer	99,910	(4)	*
Carol H. Tiarsmith	56,122	(5)	*
Douglas J. Hertz	47,075	(6)	*
Larry D. Mauldin	35,287	(7)	*
Brian D. Jones	16,065	(8)	*
R. Charles Shufeldt	14,565	(9)	*
John N. Foy	13,914	(10)	*
Marietta Edmunds Zakas	12,075	(11)	*
Adam G. Hurwich	2,895	(12)	*
Henchy R. Enden	1,017	(13)	*
Lizanne Thomas	200	(14)	*
Stephen A. Levey	100	(15)	*
All current directors and executive officers as a group (16 persons)	1,152,313	(16)	4.6%
* Less than 1% of the outstanding shares of Common Stock.

(1)
Applicable percentage of ownership is based upon 24,579,457 shares of our Common Stock outstanding on April 11, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Consists of 150,651 shares of Common Stock, 100,000 shares of Common Stock issuable with respect to warrants presently exercisable, and 131,216 shares of Common Stock issuable with respect to options presently exercisable.

(3)
Consists of 121,469 shares of Common Stock, 100,000 shares of Common Stock issuable with respect to warrants presently exercisable, and 143,270 shares of Common Stock issuable with respect to options presently exercisable.

(4)
Consists of 46,430 shares of Common Stock, 14,000 shares of restricted stock, and 39,480 shares of Common Stock issuable with respect to options presently exercisable. Included in the 46,430 shares of Common Stock, are 8,879 shares of Common Stock that are indirectly owned in Mr. Kramer’s 401(k) plan account.

(5)
Consists of 31,122 shares of Common Stock and 25,000 shares of Common Stock issuable with respect to options presently exercisable. Included in the 31,122 shares of Common Stock are 15,000 shares Ms. Tiarsmith jointly owns with her husband. Ms. Tiarsmith resigned as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2015 and as Executive Vice President effective December 31, 2015, but is included in this table pursuant to applicable SEC rules.

(6)	Consists of 42,075 shares of Common Stock and 5,000 shares of Common Stock issuable with respect to options presently exercisable.
(7)	Consists of 33,721 shares of Common Stock and 1,566 shares of Common Stock issuable with respect to options presently exercisable.
(8)
Consists of 5,065 shares of Common Stock and 11,000 shares of Common Stock issuable with respect to options presently exercisable. Excludes the 4,150,000 shares (which number includes shares issuable with respect to warrants presently exercisable) held by BCP Fund I Southeast Holdings LLC. Mr. Jones, a director of the Company and a director of Atlantic Capital Bank, shares voting and investment power over the shares of our Common Stock owned by BCP Fund I Southeast Holdings LLC with Scott A. Reed. Messrs. Jones and Reed are the managers of BankCap Equity Fund, LLC, which is the general partner of BankCap Partners, GP, L.P. BankCap Partners, GP, L.P. is the general partner of BankCap Partners Fund I, L.P. BCP Fund I Southeast Holdings LLC is a wholly-owned subsidiary of BankCap Partners Fund I, L.P.

(9)	Consists of 9,565 shares of Common Stock and 5,000 shares of Common Stock issuable with respect to options presently exercisable.
(10)	Consists of 13,914 shares of Common Stock.
(11)	Consists of 7,075 shares of Common Stock and 5,000 shares of Common Stock issuable with respect to options presently exercisable.
(12)	Consists of 2,269 shares of Common Stock and 626 shares of Common Stock issuable with respect to options presently exercisable.
(13)	Consists of 391 shares of Common Stock and 626 shares of Common Stock issuable with respect to options presently exercisable.
(14)	Consists of 200 shares of Common Stock.
(15)	Consists of 100 shares of Common Stock.
(16)
Consists of shares of Common Stock beneficially owned by all current directors, Ms. Anita M. Hill, and Messrs. Patrick T. Oakes and Richard A. Oglesby, Jr. Does not include shares of Common Stock beneficially owned by Ms. Carol H. Tiarsmith. Consists of 502,736 shares of Common Stock, 21,000 shares of restricted stock, 205,000 shares of Common Stock issuable with respect to warrants presently exercisable, and 423,577 shares of Common Stock issuable with respect to options presently exercisable.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote in an election of directors, or by the Board of Directors by the affirmative vote of a majority of the directors then in office.
The number of directors is currently fixed at thirteen, with all directors currently serving terms expiring at the Annual Meeting. Each director also currently serves as a director of Atlantic Capital Bank, the Company’s wholly-owned banking subsidiary (the “Bank”).
The Board of Directors, upon recommendation of the Governance and Nominating Committee, has nominated Walter M. Deriso, Jr., Henchy R. Enden, John N. Foy, Douglas J. Hertz, Adam G. Hurwich, Brian D. Jones, D. Michael Kramer, Stephen A. Levey, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, for election by the shareholders. Upon election, each such director will serve until the 2017 annual meeting of shareholders or until his or her earlier resignation or retirement or until a successor is elected and qualified. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee proposed by the Board of Directors.
Proxies may not be voted for a number of persons greater than the number of nominees.
The Board of Directors recommends a vote “FOR” each of Walter M. Deriso, Jr., Henchy R. Enden, John N. Foy, Douglas J. Hertz, Adam G. Hurwich, Brian D. Jones, D. Michael Kramer, Stephen A. Levey, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas for election as directors of the Company.
Properly submitted proxies will be voted “FOR” election of each of the nominees unless otherwise specified.
DIRECTORS AND EXECUTIVE OFFICERS
This section provides information regarding the current directors and executive officers of the Company. Each of the current directors of the Company is also a current director of the Bank. Directors of the Company serve for a term of one year and are elected at the Company’s annual meeting of shareholders, and directors of the Bank serve for a term of one year and are elected by the Company, as the Bank’s sole shareholder, each year at the Bank’s annual meeting of shareholders.
The Company’s Articles of Incorporation and Bylaws set forth that each holder of twenty-five percent (25%) or more of the Company’s outstanding shares shall have a right to elect a member to the Board of Directors until the earlier of (1) May 1, 2016; (2) the time immediately prior to the effectiveness of a registration statement for an underwritten public offering of the shares of the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for cash; and (3) the time immediately prior to when the Company’s shares are listed on a national securities exchange or regularly traded in a market maintained by securities dealers or brokers. This election right terminated when the Common Stock was listed on The NASDAQ Stock Market (“NASDAQ”) on November 2, 2015. Prior to such listing, the only holder of twenty-five percent (25%) or more of the Company’s outstanding Common Stock was BankCap. Pursuant to the authority granted to it under the Company’s Articles of Incorporation and Bylaws, BankCap elected Brian D. Jones to the Board of Directors at the Company’s 2015 annual meeting of the shareholders. Mr. Jones has continued serving as a director since that time.

Directors Henchy R. Enden, Adam G. Hurwich, D. Michael Kramer, and Larry D. Mauldin were each appointed to the Board of Directors in November 2015, in accordance with the Company’s Bylaws, to fill vacancies created by the resignations of J. David Allen, Rene M. Diaz, Steven W. Smith, and John F. Ward in connection with the Company’s acquisition of First Security Group, Inc. (“First Security”), and Lizanne Thomas was appointed to the Board of Directors in November 2015, in accordance with the Company’s Bylaws, to fill a vacancy created by the subsequent resignation of Chilton D. Varner. Pursuant to a Stock Purchase Agreement by and between First Security and the investors named therein, which was assumed by the Company in connection with the acquisition of First Security, each of Ulysses Partners, L.P. and MFP Partners, L.P. has the right to designate one nominee for election to the Board of Directors.  Ulysses Partners, L.P. has designated Adam G. Hurwich and MFP Partners, L.P. has designated Henchy R. Enden as a nominee for election at the Annual Meeting.  In addition, Stephen A. Levey was appointed to the Board of Directors in November 2015, pursuant to the terms of the Corporate Governance Agreement and the Securities Purchase Agreement entered into with Trident IV, L.P. and Trident IV Professionals Fund, L.P. (collectively, the “Trident Investors”) in connection with the acquisition of First Security.  The Trident Investors have the right to designate one nominee for election to the Board of Directors, and have designated Mr. Levey as a nominee for election at the Annual Meeting.

The following biographical information discloses each person’s age as of April 20, 2016, business experience, and other directorships held during the past five years. It also includes the experiences, qualifications, attributes and skills that caused the Governance and Nominating Committee and the Board of Directors to determine that the individual should serve as a director for the Company, and the year that each individual was first elected to the Board of Directors or previously to the Board of Directors of the Bank. Unless otherwise specified, each nominee has held his or her current position for at least five years. The Company’s officers are appointed or elected by the Board of Directors and hold office at the discretion of the Board.
Board of Directors
Walter M. “Sonny” Deriso, Jr. (69)—Mr. Deriso has been Chairman and a director of the Company since October 2006. Mr. Deriso served as the Company’s Executive Chairman from October 2006 to June 2013 and has served as the non-executive Chairman since June 2013. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company, in Columbus, Georgia, where he was responsible for Synovus Financial Management Services, including Synovus Securities, Inc., Synovus Trust Company, Synovus Insurance Company, Inc., and Private Client Services and 14 Synovus banks. From 1997 to 2005, he served as a member of the Board of Directors of Synovus Financial Corp, as Chairman of the Board of Synovus Trust Company, as Chairman of Synovus Insurance Services, Inc. of Georgia, Alabama, and South Carolina, and as Chairman of the Synovus Leadership Institute. From 1997 to 2006, Mr. Deriso served as Chairman of the Board of Security Bank and Trust Company of Albany, a Synovus bank. He is currently a member of the Board of Trustees of Emory University, a member of the Board of Directors of Post Properties, Inc., Chairman of the Board of Directors of the Georgia Regional Transportation Authority and a member of the Board of Directors of the Georgia Chamber of Commerce. The Board of Directors believes that Mr. Deriso’s strong leadership and deep institutional knowledge and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.
Henchy R. Enden (43)—Ms. Enden has been a director of the Company since 2015, and served as a director of First Security from 2013 until 2015. Ms. Enden is an Equity Analyst for MFP Investors LLC, an investment management company based in New York, a position she has held since May 2004. She currently serves as a director of Bridgeview Bancorp, a $1.1 billion bank in Chicago, Illinois. Ms. Enden also served as director on West Coast Bancorp and West Coast Bank, a $2.4 billion community bank in Lake Oswego, Oregon, from January 2012 until April 2013 when West Coast was purchased by Columbia Banking System, Inc. She holds a B.S. from Touro College and an MBA from Columbia Graduate School of Business. The Board of Directors believes Ms. Enden’s experience as an analyst as well as prior service on a bank board and her service on the First Security board qualify her to serve on the Company’s Board.
John N. Foy (72)—Mr. Foy has been a director of the Company since 2015. Mr. Foy is an investor. He previously served as Vice Chairman of the Board of Directors and Treasurer of CBL & Associates Properties, Inc. (“CBL”) from February 1999 until December 2012 and as a director and Chief Financial Officer of CBL from the completion of its initial public offering in November 1993 until September 2012. From October 1993 until February 1999, he served as Executive Vice President - Finance, Chief Financial Officer, and Secretary of CBL, and he resumed the role of Secretary of CBL from January 2010 until

September 2012. Prior to CBL’s formation, he served in similar executive capacities with CBL’s predecessor. Mr. Foy served as the non-executive Chairman of the Board of First Fidelity Savings Bank in Crossville, Tennessee from December 1985 until April 1994. Mr. Foy has served as Chairman of the Board of Directors of Chattanooga Neighborhood Enterprise, a non-profit organization based in Chattanooga, Tennessee, and currently serves as a member of the Board of Trustees of the University of Tennessee and its related entities, and as a member of the Board of Directors of the Electric Power Board of Chattanooga, a non-profit agency of the City of Chattanooga, Tennessee. He is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Foy received his B.S. in History from Austin Peay State University and a J.D. from the University of Tennessee. Mr. Foy serves on the Board of Directors, and as the Chairman of the Audit Committee of the Board of Directors of MedEquities Realty Investment Trust, a private company that invests in a diversified mix of healthcare properties and healthcare related real estate debt investments. He also serves on the Board of Directors of the Tennessee Aquarium in Chattanooga, Tennessee. The Company’s Board believes that Mr. Foy’s significant experience in serving as a public company executive, significant experience as a director of a financial institution and his knowledge of the Chattanooga market qualify him to serve on the Board of Directors.
Douglas J. Hertz (63)—Mr. Hertz has been a director of the Company since March 2011. Mr. Hertz began his professional career with KPMG LLP, in New Orleans, in the accounting and consulting services area. Upon returning to Atlanta, he joined United Distributors, Inc., a privately held beverage distributor and became its President and Chief Executive Officer in 1984. Mr. Hertz is Chairman of Camp Twin Lakes, a camping facility designed for chronically ill and disadvantaged children that he founded in 1989. He sits on the boards of the Bank, Georgia Research Alliance, Woodruff Arts Center, and other civic organizations in Atlanta. Mr. Hertz serves as a trustee of the East Lake Community Foundation, Holly Lane Foundation, and the Marcus Foundation. Mr. Hertz is an Emeritus Trustee of Tulane University and is the immediate Past Chair of the Board of Children’s Healthcare of Atlanta. The Company’s Board believes that Mr. Hertz’s oversight and risk management experience, in addition to his knowledge of and experience in financial reporting and accounting, qualify him to serve on the Company’s Board.
Adam G. Hurwich (54)—Mr. Hurwich has been a director of the Company since 2015, and served as a director of First Security from 2013 until 2015. He has served as Portfolio Manager for Ulysses Management, LLC since 2010 and as a director of Independence Bancshares, Inc. since May of 2015. Prior to that, he was Portfolio Manager for Ulysses Funds from 2009 to 2010, and Managing Member of Calcine Management LLC from 2005 to 2009. Mr. Hurwich also serves as a member of the Financial Accounting Standards Advisory Council, an advisory committee for the Financial Accounting Standards Board. The Company’s Board believes that Mr. Hurwich’s financial background and experience qualifies him to serve on the Board of Directors.
Brian D. Jones (49)—Mr. Jones has been a director of the Company since October 2006. He is a Founder and Partner of BankCap Partners, which was formed in 2005. BankCap Partners is a private equity firm focused on investing in commercial banking institutions. Since 2015, he has served as a director of Bridgeview Bancorp, a $1.1 billion bank in Chicago, Illinois. From 2009 to 2013, Mr. Jones was a member of the board of directors of Xenith Bancshares. Mr. Jones has more than 25 years of financial institutions experience. Prior to co-founding BankCap Partners, Mr. Jones served as Executive Vice President of Carreker Corporation, a publicly traded, bank-focused financial technology company, which is now a part of Fiserv. From 1989 to 2002, he was a Senior Managing Director in the Investment Banking Group for Bear, Stearns & Co. Inc., working in its Los Angeles, New York, and Dallas offices. He began his career at Touche Ross. Mr. Jones is a CPA (Certified Public Accountant), a CGMA (Chartered Global Management Accountant), and a member of YPO (Young Presidents Organization). He received his Bachelor of Business Administration degree from Baylor University. The Board of Directors believes that Mr. Jones’ extensive experience in working with financial institutions, together with his understanding and oversight of the Company’s financial reporting and corporate finance matters, qualify him to serve on the Company’s Board.
D. Michael Kramer (58)—Mr. Kramer was appointed as President and Chief Operating Officer of the Company and elected as a director in November 2015. Prior to that, he served as Chief Executive Officer and President of First Security and FSGBank, N.A. (“FSGBank”) from 2011 through 2015, as Managing Director of Ridley Capital Group from 2010 to 2011, as director, Chief Executive Officer and President of Ohio Legacy Corporation from 2006 to 2010, and as Chief Operating Officer and Chief Technology Officer of Integra Bank Corporation from 1999 to 2004. The Board of Directors believes that Mr. Kramer’s more than 20 years of executive leadership in financial organizations, including his service as First Security’s Chief Executive Officer, and his knowledge of the Chattanooga markets, qualify him to serve on the Company’s Board.
Stephen A. Levey (42)—Mr. Levey has been a director of the Company since 2015. He is a Principal and Counsel of Stone Point Capital LLC, a global private equity firm based in Greenwich, Connecticut. Stone Point Capital serves as the manager of the Trident Funds, which are partnerships that focus on making investments in the financial services industry. Mr. Levey has been with the firm since 2008. From 2005 to 2008, Mr. Levey was a corporate attorney at Debevoise & Plimpton LLP. Mr. Levey is a director of Home Point Capital Inc. and its affiliates and Lancaster Pollard Holdings, LLC. He holds an A.B. from Princeton University and a J.D. from the New York University School of Law. The Board of Directors believes that Mr. Levey’s expertise in analyzing companies in the financial services industry and extensive knowledge of Company’s industry and its competition qualify him to serve on the Board.
Larry D. Mauldin (70)—Mr. Mauldin was Chairman of First Security and FSGBank’s Board of Directors from April 2012 to October 2015 and has served as a director on the Company’s Board since November 2015. After a 39 year career, he retired as Chair, President, and Chief Executive Officer of SunTrust Bank, East Tennessee in 2007 after serving in this role at multiple SunTrust Banks in Georgia and Tennessee from 1981. He has been Chief Executive Officer and owner of Mauldin Properties, LLC since 1996, Chairman of the Board of Covenant Health, a Tennessee public benefit nonprofit corporation (10 hospital health care system), since 2008, and Chairman and Vice-Chairman of the Board, Project GRAD Knoxville, Inc., a Tennessee public benefit nonprofit corporation, since 2004. Also, he serves on Tennessee Wesleyan College’s Board of Trustees and finance committee as well as the Great Smoky Mountain Council of Boy Scouts of America’s finance, audit and investment committees. Mr. Mauldin earned a Bachelor of Business Administration degree with honors from Emory University and a Masters of Business Administration degree from Michigan State University. The Company’s Board believes that Mr. Mauldin’s 40 years of banking experience, including executive roles and chairman of the board of directors of a public company, qualifies him to serve on the Board of Directors.
R. Charles Shufeldt (65)—Mr. Shufeldt has been a director of the Company since January 2011. Since October 2014, Mr. Shufeldt has been a full-time employee of Brown Brothers Harriman, where he was a senior advisor since 2010. Mr. Shufeldt started his career more than three decades ago at Brown Brothers Harriman in New York. He moved to Atlanta in 1984, where he joined the predecessor of SunTrust Bank and started a corporate finance business for the commercial bank, SunTrust Robinson Humphrey, Inc., where he served as Chief Executive Officer. For more than 20 years, he worked in corporate banking, capital markets and investment banking at SunTrust Robinson Humphrey, Inc. Prior to the acquisition of First Security, Mr. Shufeldt served on the Boards of Telarix Inc., Long Lines Inc., and Atlanta Beltline, Inc. He currently serves on the Boards of PrimeRevenue, Scivantage Inc., as well as the Atlanta BeltLine Partnership, and the PATH Foundation. The Company’s Board believes that Mr. Shufeldt’s strong experience in the financial services sector, institutional knowledge, and leadership attributes qualify him to serve on the Board of Directors.
Lizanne Thomas (58)—Ms. Thomas has been a director of the Company since November 2015 and serves as the Partner-in-Charge of the Southern Region of Jones Day, and has been practicing corporate law since 1982. She heads Jones Day’s global corporate governance team. Ms. Thomas regularly advises clients with respect to corporate governance, including takeover preparedness and shareholder activism, public and private mergers and acquisitions, internal investigations, corporate and securities compliance, and disclosure and fiduciary issues. Ms. Thomas has also served on the board of directors of Krispy Kreme Doughnuts, Inc. since 2004, and serves on its Audit Committee and as Chair of its Nominating and Corporate Governance Committee. Ms. Thomas also has served on the Board of Directors of Popeyes Louisiana Kitchen since November 2015. Ms. Thomas’ background as a legal adviser to public companies for over 30 years provides the Board with extensive securities regulation, corporate governance, and risk management experience. Her experience leading the 300-lawyer Southern Region of Jones Day gives her valuable experience in managing operations, financial statement, and profit and loss responsibility. Ms. Thomas also provides governance, audit, and community-service skills and experience gained through her current service as Trustee of Washington & Lee University, and as a member of the Board of Trustees of the Georgia Research Alliance, where she serves as the Chair of the Audit Committee.

Douglas L. Williams (58)—Mr. Williams has been Chief Executive Officer and a director of the Company since October 2006 and served as President from 2006 until November 2015. From 1980 until 2006, Mr. Williams was with Wachovia Corporation (“Wachovia”), a diversified financial services company, where he served in a variety of banking assignments. From 2003 until 2006, Mr. Williams was Managing Director and Head of the International Corporate Finance Group, with responsibility for Wachovia’s investment banking and corporate finance activities with corporations based in Europe, Asia, and Latin America. From 2001 until 2004, he served as Executive Vice President and Head of the Global Corporate Banking Division, which was comprised of over 300 banking professionals, managing corporate banking relationships within 12 specialized industry groups and four global regions. From 2000 until 2001, when Wachovia merged with First Union, Mr. Williams was Chief Risk Officer for all corporate, institutional, and wholesale banking activities. Mr. Williams’ prior assignments at Wachovia included a variety of corporate relationship management and risk management officer positions. Mr. Williams serves as Chairman of the Community Depository Institutions Advisory Council for the Sixth Federal Reserve District and on the Boards of Directors of the Metro Atlanta Chamber of Commerce, the Georgia Chamber of Commerce, the YMCA of Metropolitan Atlanta, and the High Museum of Art. Mr. Williams is also a member of the Buckhead Coalition. The Board of Directors believes that Mr. Williams’ strong leadership as Chief Executive Officer, executive experience, deep institutional knowledge, and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.
Marietta Edmunds Zakas (57)—Ms. Zakas has been a director of the Company since March 2011. Ms. Zakas is Senior Vice President of Strategy, Corporate Development, and Communications at Mueller Water Products, where she has been since 2006. Prior to joining Mueller Water Products, she served in various positions at Russell Corporation from 2001 to 2006, culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer. From 1993 to 2000, Ms. Zakas held positions of increasing responsibility at Equifax, including serving as Corporate Vice President, Treasurer, Corporate Secretary, and Director of Investor Relations. She began her professional career as an investment banker at Morgan Stanley in New York. Ms. Zakas is a Trustee Emerita at Randolph College. She has also served on the boards of Randolph-Macon Woman’s College (now Randolph College), The Westminster Schools, Berkeley Divinity School of Yale University, Georgia Trust and St. Jude’s Recovery Center. Ms. Zakas earned a Bachelor of Arts degree with honors in Mathematics and Economics from Randolph-Macon Woman’s College, a Juris Doctor from the University of Virginia School of Law, and a Master of Business Administration degree from the University of Virginia Darden School of Business. The Company’s Board believes that Ms. Zakas’ in-depth knowledge of business operations and strategy, together with her broad experience related to financial and corporate governance matters, qualify her to serve on the Board of Directors.
Executive Officers
Douglas L. Williams (58)—Information regarding Mr. Williams, Chief Executive Officer, is included in the director profiles set forth above.
D. Michael Kramer (58)—Information regarding Mr. Kramer, President and Chief Operating Officer, is included in the director profiles set forth above.
Patrick T. Oakes (47)—Mr. Oakes serves as Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company and Executive Vice President, Chief Financial Officer, and Secretary of the Bank. Mr. Oakes served as Executive Vice President and Chief Financial Officer of Square 1 Financial Inc. (“Square 1”) from August 2012 to October 2015. He is a senior financial executive with over 23 years of experience in banking, finance, and capital markets. Prior to his employment with Square 1, he served as Executive Vice President and Chief Financial Officer of Encore Bancshares, Inc. from 2011 to 2012 and Senior Vice President and Treasurer for Sterling Bancshares, Inc. from 2003 to 2011. Mr. Oakes is a Chartered Financial Analyst. He received his undergraduate degree from Texas A&M University, and his MBA from Richmond, The American International University in London.
Anita M. Hill (64)—Ms. Hill serves as the Executive Vice President of Human Resources and Corporate Communications for the Company and the Bank. Previously, her responsibilities included marketing, and she has been with the Company and the Bank since 2006. She manages all human capital activities within the Company, including recruiting, compensation, employee and organizational development, performance management and employee relations. Prior to joining the Company, Ms. Hill worked for ten years at Wachovia Bank in Charlotte, North Carolina. There she served as Senior Vice President within the Corporate and Investment Banking Group’s Human Resource Business Partner team. As a member of Wachovia’s Human Resources leadership team, she served as Head of Learning & Development and was a member of the Division’s Diversity Council and Human Capital Strategy Committee. She also served on the Performance Management Committee and as an internal Executive Coach. Prior to joining Wachovia, Ms. Hill served as a consultant with the Risk Management Association (RMA) and was in Commercial Banking with the former Bank South, now Bank of America. Ms. Hill graduated from the University of Georgia with a B.A. in Political Science. She is a native of Georgia.
Richard A. Oglesby, Jr. (51)—Mr. Oglesby has served as the Executive Vice President and Chief Credit and Risk Management Officer of the Bank and the Company and has served in such roles since the Company’s inception in October 2006. Mr. Oglesby is responsible for all credit, market, operating and compliance risks within the Bank. Prior to joining the Company, he worked in Atlanta for Wachovia Bank for 20 years. After starting on the management associate program, Mr. Oglesby’s career included experience in retail banking, business banking, as well as positions in a broad variety of risk management functions. Prior to Wachovia’s merger with First Union, Mr. Oglesby was the Head of Risk Management for all of Wachovia’s Capital Markets businesses. Since the merger in 2001, he served as a Managing Director within the Corporate and Investment Banking Group’s Risk Management team. Most recently, he served as the Chief Credit Officer of the Capital Finance Division, which included asset-based lending and equipment finance activities, as well as First Union Rail. Additionally, Mr. Oglesby served as the Senior Risk Officer for the Private Equity Business within the Investment Bank. Mr. Oglesby is a member of the Board of Trustees at Children’s Literature for Children and has served as a Trustee at both Agnes Scott College and Columbia Theological Seminary. He graduated from Vanderbilt University in Nashville, Tennessee with a B.A. in Economics. Mr. Oglesby is a native of Atlanta.
CORPORATE GOVERNANCE MATTERS
Director Independence
The Board of Directors determines which of our directors is independent. For a director to be considered independent under NASDAQ listing standards, the Board of Directors must, from time to time, affirmatively determine that the director meets the criteria for independence set forth in the NASDAQ listing standards.
The Board of Directors has evaluated the relationships between each current director (and his or her immediate family members and related interests) and the Company or the Bank and has determined each of the following directors is independent under the applicable NASDAQ listing standards: Henchy R. Enden, John N. Foy, Douglas J. Hertz, Adam G. Hurwich, Brian D. Jones, Stephen A. Levey, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, and Marietta Edmunds Zakas.
The Board of Directors has determined that Douglas L. Williams, who serves as Chief Executive Officer of the Company, D. Michael Kramer, who serves as President and Chief Operating Officer of the Company, and Walter M. Deriso, Jr., who formerly served as Executive Chairman of the Company until June 2013, are not independent because each is a current or former executive officer of the Company. The independent directors have designated R. Charles Shufeldt as the Lead Independent Director, in accordance with the Company’s Corporate Governance Guidelines. The role of the Lead Independent Director is described further under the heading “Board Leadership Structure.”
Board Meetings and Director Attendance
The Board of Directors held six regular meetings and five special meetings during 2015. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during the time in which he or she was a director and committee member, as applicable. Ten of our current directors attended 100% of the meetings of the Board and committees on which they served, during the applicable time of their directorship.

Committees of the Board of Directors
The Board of Directors has a standing Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee, each of which operates under a written charter. The charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s website at www.atlanticcapitalbank.com, by clicking the “About Us” tab, then the “Investor Relations” heading, then the “Corporate Information” tab, and “Governance Documents.” Current membership of the committees are as follows:

Director	Independent Director (1)	Executive	Audit	Compensation	Governance and Nominating
Walter M. Deriso, Jr.		Chair
Henchy R. Enden	X		X
John N. Foy	X		X		X
Douglas J. Hertz	X	X		Chair
Adam G. Hurwich	X			X
Brian D. Jones	X				X
D. Michael Kramer		X
Stephen A. Levey	X			X
Larry D. Mauldin	X			X
R. Charles Shufeldt	X		X
Lizanne Thomas	X	X		X	Chair
Douglas L. Williams		X
Marietta Edmunds Zakas	X	X	Chair

(1)	Independent in accordance with the general independence standards of NASDAQ.

The following is a brief description of each committee of the Board of Directors.
Audit Committee: The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s financial reporting and internal controls, and the qualifications, independence, and performance of the Company’s independent accounting firm, internal audit functions, and compliance with legal and regulatory requirements. In addition, the Audit Committee assists in identifying and managing the risks faced by the Company and is responsible for the appointment, compensation, and oversight of the independent auditors and review of the Company’s financial statements, audit reports, internal controls, and internal audit procedures. The Audit Committee carries out all other tasks and responsibilities as more fully described in the Audit Committee Charter. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each member of the Audit Committee has been determined to be an independent director in accordance with the independence standards of the SEC and NASDAQ applicable to audit committees. The Audit Committee held six meetings during 2015. The Board of Directors has determined that two members of the Audit Committee, Henchy R. Enden and R. Charles Shufeldt, each qualify as an “audit committee financial expert” as defined in SEC rules and regulations.
Compensation Committee: The Compensation Committee is appointed by the Board of Directors of the Company to assist in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee is responsible for ensuring that the Company’s executive compensation plan is designed to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, approving employment agreements, severance agreements, and change in control agreements for certain executive/senior officers, periodically evaluating and overseeing the administration of the short-term and long-term compensation and benefit plans of the Company, periodically evaluating the methodology for awarding equity-based and other incentive compensation to all non-executive employees, and carrying out other compensation-related responsibilities, as more fully described in the Compensation

Committee Charter. Each member of the Compensation Committee has been determined to be an independent director in accordance with the independence standards of NASDAQ applicable to compensation committees. The Compensation Committee met five times during 2015.
Governance and Nominating Committee: The Governance and Nominating Committee develops and reviews policies on the appropriate size, composition, and qualification criteria for members of the Board of Directors to ensure proper expertise and diversity among its members and to manage the risks associated with conflicts of interest and director independence. In addition, the Governance and Nominating Committee evaluates, approves, and recommends for Board consideration candidates for election as directors and receives, reviews, and evaluates suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders and other third-party nominations. The Governance and Nominating Committee develops and recommends to the Board a set of corporate governance, conflicts of interest and business ethics policies, principles, codes of conduct and guidelines for the Company and its directors, officers, and employees in addition to other responsibilities as more fully described in the Governance and Nominating Committee Charter.
Pursuant to its charter, the Governance and Nominating Committee periodically reviews the Company’s corporate governance matters, including criteria for the selection of Board of Directors members to ensure that the criteria, including diversity, are being addressed appropriately and conducts an annual assessment of its performance and of the charter and recommends changes to the Board of Directors when necessary. The Governance and Nominating Committee was formed after the acquisition of First Security and held its first meeting in January 2016. Each member of the Nominating and Governance Committee has been determined to be an independent director, in accordance with the independence standards of NASDAQ.
The Governance and Nominating Committee will consider a recommendation of a candidate for director by a shareholder. A candidate must be highly qualified, according to the criteria and requirements set forth by the Board, and be both willing to serve and expressly interested in serving on the Board. Shareholders can recommend qualified candidates for director by submitting the following information, in writing, to: Atlantic Capital Bancshares, Inc., 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305, Attention: Secretary.

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance and Nominating Committee;

•	the name and address of the shareholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class or series and number of shares of the Company’s capital stock that are owned beneficially or of record by such shareholder and such beneficial owner;

•
a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee named in the shareholder’s notice;

•	the name, age, personal and business address of the proposed candidate, and the principal occupation or employment of the proposed candidate;

•	the candidate’s written consent to serve as a director if elected;

•
a statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Company’s Board of Directors; and

•	such other information regarding the candidate or the shareholder as would be required to be included in the Company’s proxy statement pursuant to SEC Regulation 14A.
Pursuant to the Company’s Corporate Governance Guidelines, the Secretary must receive the information set forth above at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder recommendation intended for consideration prior to our 2017 annual meeting of shareholders will not be considered timely unless the complete recommendation is delivered to the Secretary not earlier than the close of business on January 18, 2017 and not later than the close of business on February 17, 2017. Shareholder recommendations that are timely received will be forwarded to the Governance and Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating all other candidates that it considers.
It is important to distinguish between the recommendations of nominees by shareholders pursuant to this policy from a nomination (whether by proxy solicitation or in person at a meeting) by a shareholder. Shareholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of the Company. See “Submission of Future Shareholder Proposals and Nominations” for further information regarding the nomination process.
Executive Committee: The Executive Committee generally exercises all of the powers and authority of the Board of Directors in the management of the affairs of the Company in the interim between meetings of the Board of Directors, except for the duties and authorities delegated to other committees of the Board of Directors or those exclusively reserved to the Board by the Company’s Articles of Incorporation, Bylaws, or by statute or regulation. The Executive Committee held three meetings during 2015.
Board Leadership Structure
The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. All but three of the members of the Board of Directors are independent directors under NASDAQ independence rules.
Currently, the positions of Chairman of the Board, Chief Executive Officer, and Lead Independent Director of the Company are held by separate individuals, with Douglas L. Williams serving as Chief Executive Officer, Walter M. Deriso, Jr., serving as the Chairman of the Board, and R. Charles Shufeldt being designated by the independent members of the Board of Directors as the Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the independent directors as follows: (i) assist in the determination of an appropriate schedule of Board meetings to help ensure the independent directors can attend meetings and perform their duties responsibly; (ii) seek input from all directors as to the preparation of the agendas for the Board and committees; (iii) advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; (iv) assist the Company’s officers in assuring compliance with and implementation of all applicable corporate and securities laws and be principally responsible for revisions to the Company’s governance guidelines for compliance and implementation of the same; (v) coordinate, develop the agenda for, and moderate executive sessions of the independent directors when necessary; and (vi) when necessary, act as a liaison between the independent directors and the Chairman of the Board or Chief Executive Officer on sensitive issues. The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.
The Board of Directors believes that at the current time this structure is appropriate for the Company, as it allows Mr. Williams to focus on the Company’s strategy, business, and operations, enables Mr. Deriso to assist with Board-level matters and serve as a liaison between the Board of Directors and the Company’s management, and allows Mr. Shufeldt to provide objective oversight and candid communications regarding the governance of the Company. The Board of Directors regularly deliberates and discusses its appropriate leadership structure and the roles and responsibilities of the Chairman of the Board of

Directors and the Lead Independent Director based upon the needs of the Company from time to time to provide effective, independent oversight of management.
Role in Risk Oversight
As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors identifies areas of risk that particularly affect the Company and assigns senior members of management to report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. The areas of risk identified by the Board of Directors change from time to time based on business conditions and competitive considerations.
Enterprise risks—the specific financial, operational, business, and strategic risks that we face, whether internal or external—are identified by the Board and management together, and then each risk is assigned to the full Board or a Board committee for oversight. Certain strategic and business risks, such as those relating to our products, markets, and capital investments, are overseen by the entire Board. The Audit Committee oversees management of market and operational risks that could have a financial impact, or affect financial reporting, such as those relating to internal controls or liquidity. The Governance and Nominating Committee manages the risks associated with governance issues, such as the independence of the Board, and the Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession. Management regularly reports to the Board, or the relevant committee, on actions that we are taking to manage these risks. The Board and management periodically review, evaluate, and assess the risks relevant to the Company.
Executive Sessions of Independent Directors
To ensure free and open discussion and communication among the independent directors, these directors meet regularly in executive session at all regularly scheduled meetings of the Board with no members of management present. The Lead Independent Director, or in his absence, the Chair of the Governance and Nominating Committee, presides at the executive sessions, unless the independent directors determine otherwise. In addition, any committee of the Board may hold an executive session with any directors who are not members of such committee, attending only by invitation.
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to ensure a common understanding among individual directors and management concerning the operation of the Board and its committees. Our Corporate Governance Guidelines are available on the Company’s website at www.atlanticcapitalbank.com, and print copies are available to any shareholder that mails a request to: Atlantic Capital Bancshares, Inc., 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305, Attention: Secretary. Pursuant to our Corporate Governance Guidelines, the independent directors designated R. Charles Shufeldt as the Lead Independent Director, which is more fully described under the heading “Board Leadership Structure.”
Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to each of the Company’s directors, officers, and employees. The Code of Ethics is available on the Company’s website at www.atlanticcapitalbank.com, and print copies are available to any shareholder that requests a copy. Any amendments to, and certain waivers of, the Code of Ethics will be disclosed on the Company’s website promptly following the date of such amendment or waiver, as applicable.

Shareholder and Interested Party Communications with Directors
Shareholders and other interested parties may communicate directly with the entire Board of Directors, any committee of the Board of Directors, the chairman of any committee, any individual director, the independent directors, as a group, or any other group of directors by writing to: Atlantic Capital Bancshares, Inc., 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305, Attention: Secretary. Each such communication should specify the applicable addressee(s). Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed, or to another employee of the Company. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Director Attendance at Annual Meeting
The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with the Company’s directors. Consequently, although the Company does not have a formal policy regarding director attendance at annual meetings of shareholders, each director is encouraged and expected to attend the 2016 Annual Meeting.
Process for Nominating Potential Director Candidates
The Governance and Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. Director nominees are recommended to the Board of Directors from time to time, but at least annually, by the Governance and Nominating Committee for election by the shareholders. Nominees for director are selected by the Board on the basis of his or her (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) business or other relevant professional experience; (v) capacity and desire to represent the balanced, best interests of the Company and its shareholders as a whole and not primarily a special interest group or constituency; (vi) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; (vii) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of the Company. Nominees must also possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Governance and Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Governance and Nominating Committee deems appropriate. The Board should collectively possess a broad and diverse range of skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Board of Directors believes that the business experience of its directors has been, and continues to be, critical to our success.
While the Company does not have a formal diversity policy with respect to the Board of Directors, the Board of Directors is committed to diversified membership and believes its membership should broadly reflect the communities served by the Company and the Bank as well as the strategic priorities of the Company, which include diversity of viewpoints, backgrounds, experiences, and other demographics. The Governance and Nominating Committee actively considers diversity in recruitment and nominations of directors. The Governance and Nominating Committee will periodically review the composition of the Board of Directors to ensure it continues to meet the diversity goals, especially in line with the Company’s growth strategy into its target markets and subsequent accomplishments. The Governance and Nominating Committee uses its network of contacts when compiling a list of potential director candidates and may from time to time engage outside consultants, such as professional search firms.
All nominees for election to the Board of Directors have been recommended to the Board of Directors by the Governance and Nominating Committee. All such nominees are current directors of the Company.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS AND DIRECTORS
As an “emerging growth company,” under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section in our proxy statement. However, we have elected to provide certain information concerning our compensation philosophy and goals in this “Compensation and Other Information Concerning our Executive Officers and Directors” section, which goes beyond the scaled disclosures that apply to emerging growth companies. The following discussion should be read together with the compensation tables and related disclosures regarding our executive and director compensation. Actual compensation programs that we may adopt or future compensation decisions that we may make following the date of this proxy statement may differ materially from our existing and anticipated programs discussed below.
2015 Compensation-Related Highlights
Compensation highlights for 2015 include:

•	Acquisition of First Security Group, Inc.

◦
Entered into an Employment Agreement with D. Michael Kramer as our new President and Chief Operating Officer, aligning his compensation with other Company executives and setting target levels of incentive compensation.

◦	Granted equity awards to certain former First Security executives who joined the Company to align their interests with our success, growth, and profitability.

•	Renewed the employment agreement with our Chief Executive Officer for two years, setting terms and compensation in line with peer institutions.

•
Granted short-term incentives to certain executive officers and other key contributors pursuant to our Short-Term Incentive Plan, which compensation is contingent upon the achievement well-defined performance measures.

•
Granted long-term incentives to certain executive officers and other key contributors pursuant to our Long-Term Incentive Plan, which compensation is contingent upon the achievement of well-defined performance measures.

•	Adopted a new Compensation Committee charter to address SEC and NASDAQ requirements for public company compensation committees.

•
Reconstituted our Compensation Committee following the acquisition to comply with SEC and NASDAQ public company independence requirements and include individuals with public company compensation committee experience.

•
Adopted Stock Ownership Guidelines for our Chief Executive Officer, executive officers subject to Section 16(b) of the Exchange Act, and non-employee directors, which are found in our Corporate Governance Guidelines.

•	Adopted an anti-hedging and anti-pledging policy for our directors and executive officers, which is found in our Corporate Governance Guidelines.

New Executive Officers and Directors
In October 2015, Carol H. Tiarsmith resigned as Chief Financial Officer, Secretary, and Treasurer, and the Board appointed Patrick T. Oakes to serve as Executive Vice President, Chief Financial Officer, Secretary, and Treasurer. Ms. Tiarsmith remained with the Company through December 31, 2015 as an Executive Vice President. D. Michael Kramer was appointed as President and Chief Operating Officer following the acquisition of First Security. In connection with the acquisition, (i) we also expanded the size of our Board to thirteen members, (ii) J. David Allen, Rene M. Diaz, Steven W. Smith, and John F. Ward resigned as directors, and (iii) Henchy R. Enden, John N. Foy, Adam G. Hurwich, D. Michael Kramer, Stephen A. Levey, and Larry D. Mauldin were appointed to the Board. In addition, Chilton Davis Varner subsequently resigned from the Board and Lizanne Thomas was appointed to the Board.
Compensation Program Objectives and Determination Process
The Company’s general philosophy on executive compensation is to set cash and equity compensation opportunity at the 50th percentile of peer institutions. We believe that equity is an important component of our executive compensation package that aligns our executive compensation with our general success, growth, and profitability. In addition, our executive compensation philosophy is intended to be consistent with our strategy of recruiting highly experienced executive officers. In determining the elements of an executive’s compensation, the Company considers the individual’s position, scope of responsibilities, prior experience and skills, and expectations, in addition to the compensation mix paid to our other executives and executives at peer institutions. Our executive officers receive customary benefits such as participation in incentive programs, benefit plans, as well as disability benefits and, in certain cases, life insurance benefits.
The Compensation Committee is responsible for ensuring that the Company’s executive compensation plan, including salaries, stock options and awards, incentive compensation and other forms of compensation are designed to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, while providing market-based compensation levels for the management team. It reviews and approves the Company’s employment goals, objectives, and compensation philosophy and evaluates, with the assistance of the Chief Executive Officer, the performance of other executive/senior officers other than the Chief Executive Officer. The Compensation Committee is directly responsible for approving the individual elements of total compensation for the Chief Executive Officer, including base salary, incentives, stock awards, benefits and perquisites and, with the assistance of the Chief Executive Officer, for approving the individual elements of total compensation for other executive/senior officers.
The Compensation Committee also periodically reviews and sets the form and amounts of director compensation. It then makes recommendations to the Board, which approves the form and amounts of director compensation based upon such recommendations.
The Compensation Committee may from time to time, in its sole discretion, engage a compensation consultant to assist with the execution of its duties and responsibilities as set forth in the Compensation Committee’s charter or engage legal counsel or other advisors to assist it in the performance of its duties. The Compensation Committee retained Frederic W. Cook & Co. (“F.W. Cook”) during 2015 to assist the Compensation Committee with its review and analysis of certain executive, non-employee director and employee compensation matters. The Compensation Committee has assessed the independence of F.W. Cook, taking into consideration factors relevant to such compensation consultant’s independence as specified in the NASDAQ listing standards and Item 407 of Regulation S-K. The Compensation Committee concluded that the services of F.W. Cook did not raise any conflict of interest for fiscal 2015 and that it was appropriate for F.W. Cook to continue to assist the Compensation Committee as it may require with its review and analysis of certain executive, non-employee director, and employee compensation matters during fiscal 2016.

Elements of Compensation
Our executive officers are eligible to receive a mix of variable and fixed compensation. Elements of compensation include:

•	Base salaries paid in cash;

•
Annual cash bonuses paid under our annual Executive Officer Short Term Incentive Plan, which bonuses are based on achievement of certain threshold levels of net income, return on average assets, and non-performing assets/assets;

•
Long-term incentives that may be paid out in cash, stock, or a mix thereof at the discretion of our Compensation Committee under our Executive Officer Long Term Incentive Plan (“LTI Plan”) based on achievement of certain levels of average operating income growth and average net charge offs to average loans over a three-year period; and

•	Equity incentives granted under the Company’s 2015 Stock Incentive Plan (“STI Plan”) that generally vest over one to three years.
Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines require: (i) the Chief Executive Officer to own at least three (3) times his or her base salary in shares of Common Stock; (ii) other executive officers subject to Section 16(b) of the Exchange Act to own at least one (1) time his or her base salary in shares of Common Stock; and (iii) each non-employee director to beneficially own at least three (3) times the annual retainer paid to a director for Board service in shares of Common Stock. These shares may be acquired over a period of five (5) years beginning with the date of first becoming a director. See “Security Ownership of Certain Beneficial Owners and Management” above for a specific listing of the amount of Common Stock beneficially owned, as of March 31, 2016, by each member of the Board of Directors and each Named Executive Officer in this Proxy Statement.
Prohibition on Hedging and Pledging
As stated in the Company’s Corporate Governance Guidelines, it is the policy of the Company that directors and executive officers are prohibited from engaging in any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange-traded funds) that is designed to hedge or offset any decrease in the market value of the Company’s securities. Additionally, directors and executive officers may not hold Company securities in a margin account and may not pledge Company securities as collateral for a loan without the prior approval of the Company’s Compliance Officer; however, this prohibition does not apply to any broker-assisted “cashless” exercise or settlement of awards granted under a Company equity incentive plan. Directors and executive officers may not engage in speculative trading or hedging strategies with respect to Common Stock; however, they may engage in other derivative transactions only if it is determined, to the satisfaction of the Company’s Compliance Officer, that such transaction is consistent with applicable rules, laws, and the Company’s Policy Statement on the Prevention of Insider Trading.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and Directors” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and Directors” be included in our Annual Report on Form 10-K for the year ended December 31, 2015 and this Proxy Statement for filing with the SEC.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Submitted by the Compensation Committee

Douglas J. Hertz (Chair)
Adam G. Hurwich
Stephen A. Levey
Larry D. Mauldin
Lizanne Thomas

EXECUTIVE COMPENSATION
The tables and disclosures that follow set forth the compensation and certain other information with respect to our Named Executive Officers. The Named Executive Officers for 2015 include our Chief Executive Officer and the two other most highly compensated individuals who were serving as executive officers as of December 31, 2015. Our Named Executive Officers for 2015 were:

•	Douglas L. Williams, Chief Executive Officer;

•	D. Michael Kramer, President and Chief Operating Officer; and

•
Carol H. Tiarsmith, Executive Vice President (Ms. Tiarsmith resigned as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2015 and resigned as Executive Vice President effective December 31, 2015).

Employment and Severance Agreements
With the exception of Mr. Williams and Mr. Kramer, we do not have employment agreements with our executive officers. Ms. Tiarsmith resigned as the Company’s Chief Financial Officer, Secretary, and Treasurer effective October 6, 2015 and as Executive Vice President effective December 31, 2015. In connection with her resignation, the Company entered into a Letter Agreement with Ms. Tiarsmith as described below.
Mr. Williams’ Employment Agreement. On January 1, 2015, the Company entered into an employment agreement with Mr. Williams employing him as the Chief Executive Officer of the Company and the Bank. The term of the agreement continues until December 31, 2017, unless earlier terminated pursuant to the employment agreement. The agreement provides for an initial annual base salary of $414,000, subject to periodic increases as determined by the boards of directors of the Company and the Bank. The boards of directors may approve the payment of a discretionary bonus annually. Mr. Williams is also entitled to additional fringe benefits such as reimbursement of business expenses and a $1,000,000 life insurance policy. Mr. Williams’ life insurance policy benefit is part of the Company’s greater bank owned life insurance policy purchased for Mr. Williams, with the portion of such policy representing Mr. Williams’ personal benefit being purchased in years prior to 2014 and 2015. He is also eligible to participate in any stock option, restricted stock, or long-term incentive plans offered by the Company or the Bank that are similar to those offered to other senior executive officers. Mr. Williams is further eligible to participate in any health and welfare benefits plans provided by the Company and the Bank generally to senior executive officers and is entitled to not less than four weeks paid vacation and an annual sick leave benefit as may be established by the boards of directors. In the event of disability, Mr. Williams will receive 100% of his then-current base salary during the first 12 substantially continuous months of such disability, reduced by any amounts paid to Mr. Williams under disability insurance. If Mr. Williams remains disabled for a substantially continuous period that exceeds such 12 months, the Company and the Bank may terminate his employment agreement.
The boards of directors of the Company and the Bank may terminate the employment agreement at any time, with or without cause. If the boards of directors terminate the employment agreement without cause, or if Mr. Williams resigns for a good reason, Mr. Williams is entitled to receive a severance payment equal to Mr. Williams’ base salary plus a target bonus with the base salary to be paid for the greater of 12 months following the date of termination or the balance of the employment term and any incentive compensation component to be paid in a lump sum payment. Mr. Williams may terminate the employment agreement at any time. In the event that he resigns without good reason, he will not receive a severance payment.
In the event of termination of Mr. Williams without cause or a resignation by Mr. Williams for a good reason within 18 months following a change in control or within three months prior to a change in control, Mr. Williams is entitled to receive, as liquidated damages, two times the sum of Mr. Williams’ base salary plus the target bonus and health insurance coverage for a period not to exceed 18 months. Notwithstanding anything to the contrary in the employment agreement, if payments or benefits received by Mr. Williams thereunder would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such payments or benefits provided to him will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code.
Mr. Kramer’s Employment Agreement.  On June 5, 2015, the Company entered into an employment agreement with Mr. Kramer with an effective date of October 31, 2015.  Mr. Kramer serves as the President and Chief Operating Officer of the Company and the Bank. The term of the agreement continues for 36 full calendar months, unless earlier terminated pursuant to the employment agreement. The agreement provides for an initial annual base salary of $385,000, subject to periodic increases as determined by the boards of directors of the Company and the Bank. The boards of directors may approve the payment of a discretionary bonus annually. For 2015, the Agreement provided that Mr. Kramer would receive a bonus payment of not less than $100,000 under the STI Plan. Mr. Kramer is also entitled to additional fringe benefits such as reimbursement of business expenses and is eligible to participate in any stock option plan, restricted stock, or long-term incentive plans offered by the Company or the Bank that are similar to those offered to other senior executive officers. Mr. Kramer is also eligible to participate in any health and welfare benefits plans provided by the Company and the Bank generally to senior executive officers and is entitled to not less than four weeks paid vacation and an annual sick leave benefit as may be established by the boards of directors. In the event of disability, Mr. Kramer will receive 100% of his then-current base salary during the first 12 substantially continuous months of such disability, reduced by any amounts paid to Mr. Kramer under disability insurance. If Mr. Kramer remains disabled for a substantially continuous period that exceeds such 12 months, the Company and the Bank may terminate his employment agreement.
The boards of directors of the Company and the Bank may terminate the employment agreement at any time, with or without cause. If the boards of directors terminate the employment agreement without cause, or if Mr. Kramer resigns for a good reason, Mr. Kramer is entitled to receive a severance payment equal to Mr. Kramer’s base salary plus a target bonus with the base salary to be paid for the greater of 12 months following termination or the balance of the employment term. Any incentive compensation component will be paid in a lump sum. Mr. Kramer may terminate the employment agreement at any time. In the event that he resigns without good reason, he will not receive a severance payment.
In the event of termination of Mr. Kramer without cause or a resignation by Mr. Kramer for a good reason within 18 months following a change in control or within three months prior to a change in control, Mr. Kramer is entitled to receive, the accrued but unpaid base salary through date of termination, any accrued but unpaid cash bonuses for any prior period and equity, including long-term incentive performance plans, governed by the terms of the award agreement.  In addition, Mr. Kramer will receive a severance payment in the sum of 2.25 times his base salary plus target bonus. Such severance payment will be pro-rated over a period of 30 months following termination. Mr. Kramer will also receive reimbursement for the employer’s portion of his health insurance coverage for a period not to exceed 12 months. Notwithstanding anything to the contrary in the employment agreement, if payments or benefits received by Mr. Kramer thereunder would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such payments or benefits provided to him will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code.
Ms. Tiarsmith’s Letter Agreement. In connection with Ms. Tiarsmith’s resignation, she executed a letter agreement with the Company, dated October 6, 2015 (the “Letter Agreement”), which generally entitles Ms. Tiarsmith to the following: (i) a payment of $700,000, which represents two times her base salary plus bonus, to be paid in cash in equal semi-monthly installments over a 24-month period commencing January 15, 2016; (ii) a lump sum payment of $146,250, which represents her maximum bonus during the year of her separation; (iii) the right to exercise any and all stock options, restricted stock, and other equity grants made to her by the Company; (iv) her 2013 long-term incentive plan payout as earned in the first quarter of 2016 when such awards are paid; and (v) payment at target (30%) level of all other long-term incentive plan awards outstanding at January 1, 2016, to be paid over a 24-month performance period commencing January 15, 2016. Pursuant to the Letter Agreement, Ms. Tiarsmith executed a general release on behalf of the Company and agreed to certain restrictions, including, among other things, confidentiality, non-solicitation, and non-compete provisions. All payments to be made under the Letter Agreement are subject to the condition that Ms. Tiarsmith does not engage in any activity that harms the Company or the Bank in any material respect as described in the Letter Agreement. Ms. Tiarsmith agreed to forfeit any right to further payments or benefits under the Letter Agreement and that the Company has the right to recoup any payments or benefits if she engages in those certain restricted activities.
Summary Compensation Table
The following narrative, table, and footnotes set forth information concerning the total compensation earned during the fiscal year ended December 31, 2015, by our Named Executive Officers.
Salary. The salaries of our Named Executive Officers are designed to: (i) provide base pay benchmarked to the individual’s level of responsibility, talent, and experience; (ii) provide financial predictability; (iii) provide a salary that is market competitive; and (iv) promote retention. The base salary for each Named Executive Officer for 2015 was as follows: Mr. Williams—$414,000; Mr. Kramer—$64,167; and Ms. Tiarsmith—$260,000. Base salaries of our Named Executive Officers for 2014 were: Mr. Williams—$412,000 and Ms. Tiarsmith—$287,750. Mr. Kramer was not employed by the Company in 2014.
Executive Officer Short-Term Incentive Plan. Under the Company’s STI Plan, executive officers are eligible to receive discretionary cash bonuses on a case-by-case basis in order to reward specified performance metrics. The discretionary cash bonus under the STI Plan gives the Company the flexibility to take into consideration the different quantitative and qualitative measures over the fiscal year in determining the eligible executive’s bonus. In determining discretionary bonus amounts under the STI Plan, the Company may consider a combination of factors, including the Company’s overall and the individual’s performance. The annual discretionary bonus is payable at the sole discretion of the Compensation Committee of the Board. Discretionary cash bonuses earned for 2015 by each Named Executive Officer were as follows: Mr. Williams—$225,000; Mr. Kramer—$100,000; and Ms. Tiarsmith—$146,250. Discretionary cash bonuses earned for 2014 by each Named Executive Officer were as follows: Mr. Williams—$229,339; and Ms. Tiarsmith—$106,000. Mr. Kramer was not employed by the Company in 2014. In determining to award discretionary cash bonuses to the Named Executive Officers for 2015, the Compensation Committee considered the Company’s and the individual’s achievements in 2015.
Executive Officer Long-Term Incentive Plan. In 2012, the Company established the LTI Plan, a long-term incentive plan for certain key employees. The purpose of the LTI Plan is to (i) balance the short-term orientation of other compensation elements; (ii) directly align management and shareholder interests; (iii) focus executives on the achievement of long-term results; (iv) support the growth and profitability of the Company and the Bank; and (v) retain executive talent. Bonuses under the LTI Plan may be paid in lump sum in cash or in Common Stock or in any combination of cash and Common Stock at the discretion of the Compensation Committee of the Board. Awards are granted under the LTI Plan for a bonus period, which means a period of more than one year. Awards are based on performance metrics set by the Compensation Committee, which may be based on individual performance, business unit or division performance, company-wide performance or any combination of the foregoing. For awards earned in fiscal year 2015, as was the case in fiscal year 2014, performance goals were based on the company-wide performance measures of: three-year average operating income growth and three-year average net charge offs/average loans. For awards earned in both 2015 and 2014, the Compensation Committee elected to grant fully vested shares of Common Stock to the Named Executive Officers. In 2015, these awards were granted under the LTI Plan in the form of Other Stock-Based Awards. The grant date fair value of the stock awarded to each of the Named Executive Officers for the three-year performance period ending 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), was as follows: Mr. Williams—$447,977; and Ms. Tiarsmith—$187,565. The grant date fair value of stock awards earned for the three-year performance period ending 2014, computed in accordance with FASB ASC Topic 718, was as follows: Mr. Williams—$303,900; and Ms. Tiarsmith—$127,263. Mr. Kramer was not a participant in the Company’s LTI Plan in 2012 or 2013 and therefore did not earn any LTI grants in 2014 or 2015.

2015 Summary Compensation Table

Name and principal position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Nonequity incentive plan compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Douglas L. Williams Chief Executive Officer	2015 2014	414,000 412,000	447,977 303,900	― ―	225,000 229,339	7,950 7,950	1,094,927 953,189
D. Michael Kramer President and Chief Operating Officer	2015 2014	64,167 ―	209,720 ―	705,000 ―	100,000 ―	― ―	1,078,887 ―
Carol H. Tiarsmith Executive Vice President	2015 2014	260,000 258,750	187,565 127,263	― ―	146,250 106,000	875,710 7,950	1,469,525 499,963

(1)
Mr. Kramer was appointed President and Chief Operating Officer effective as of October 31, 2015. Ms. Tiarsmith resigned as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2015 but continued as an Executive Vice President of the Company through December 31, 2015.

(2)
In 2015, Mr. Kramer’s base salary has been prorated for his partial year of service. Mr. Kramer was not employed by the Company in 2014. In 2014, Mr. Williams’ and Ms. Tiarsmith’s base salaries were increased effective as of March 1, 2014 to their 2014 base salary levels of $414,000 and $260,000, respectively. Between January 1, 2014 and March 1, 2014, Mr. Williams’ and Ms. Tiarsmith’s base salaries were $402,000 and $252,500, respectively.

(3)
Represents fully vested shares of Common Stock awarded in January 2016 and 2015 for the three-year LTI performance periods ended December 31, 2015 and 2014, respectively.  The awards for the three-year performance period ended December 31, 2015 were paid out in the form of Other Stock-Based Awards under the 2015 Plan.  The aggregate grant date fair value of the stock awards has been computed in accordance with FASB ASC Topic 718 using the fair market value of the Company’s Common Stock on the date of grant, $13.36 and $12.50 for 2015 and 2014, respectively.  For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

(4)
Represents the aggregate grant date fair value of option awards granted during the fiscal year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

(5)
Represents cash bonus awards earned in 2014 and 2015 and paid in 2015 and 2016, respectively, under the Company’s STI Plan. For 2015, the amounts represent a bonus paid to Mr. Kramer pursuant to the terms of his employment agreement with the Company, pursuant to which the Company agreed to pay him an incentive compensation payment for 2015 of not less than $100,000 under the STI Plan. For 2015, the amount of Ms. Tiarsmith’s bonus is the amount as agreed to in her Letter Agreement with the Company dated October 6, 2015.

(6)
Named Executive Officers are eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. The amounts shown for Mr. Williams represent matching contributions made to his 401(k) account. Ms. Tiarsmith resigned as Chief Financial Officer, Secretary, and Treasurer effective October 6, 2015 and resigned as Executive Vice President effective December 31, 2015. The amounts shown for Ms. Tiarsmith in 2015 include accrued severance compensation in the amount of $867,760 in addition to matching contributions to Ms. Tiarsmith’s 401(k) account in the amount of $7,950. In 2014, the amount shown for Ms. Tiarsmith represents matching contributions made to Ms. Tiarsmith’s 401(k) account.

Potential Payments Upon a Change in Control
The Company’s Change in Control Plan (the “CIC Plan”) was approved by the Board on July 17, 2014. The Compensation Committee of the Board administers the CIC Plan and selects which senior officers of the Company and the Bank will participate. The CIC Plan provides that if a participant is terminated from his or her employment with the Company or the Bank without cause or the participant resigns for a good reason during the period that begins 90 days before and ends 540 days after a change in control, the participant (or his or her beneficiary, if applicable) is entitled to receive a cash severance payment in the amount of (i) 1.5 times the sum of participant’s base salary and his or her target bonus, plus (ii) an amount equal to participant’s base salary multiplied by his or her highest annual incentive target bonus percentage in effect for the calendar year in which participant is terminated, prorated based on the number of calendar days in the calendar year before the participant’s date of termination. Additionally, participants (other than those subject to an individual employment agreement) receive reimbursements under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) severance package and any long-term incentive plan awards and any outstanding stock options, warrants, restricted stock, and other equity grants fully vest upon the participant’s termination of employment.
A “change in control” as defined in the CIC Plan is: (i) a change in any one year period in the members of the Company’s or the Bank’s boards of directors such that the members of the Company’s or the Bank’s respective boards at the beginning of the one-year period no longer constitute a majority of the members at the end of such period (unless the nomination for election for each new member of the applicable board was approved by at least two-thirds of the individuals who were members of the applicable board at the beginning of such one year period), or (ii) if any person becomes the beneficial owner of 40% or more of the voting power of the Company’s or the Bank’s respective common stock (other than an acquisition directly by or from the Company or the Bank, an initial public offering of the Company’s or the Bank’s respective common stock, or an acquisition by an employee benefit plan sponsored by the Company or the Bank), or (iii) the consummation of a merger or other transaction involving the Company or the Bank (unless immediately after the consummation at least 50% of the voting power of the stock of the surviving corporation is held by persons who were the Company’s or the Bank’s respective shareholders immediately before the consummation in substantially the same proportion that they held the voting power of the stock of the Company or the Bank immediately before the consummation, no person holds more than 20% of the voting power of the surviving corporation’s stock (other than a person who immediately before the consummation held more than 20% of the voting power of the Company or the Bank’s respective common stock), and at least 50% of the directors of the surviving corporation were directors of the Company’s or the Bank’s respective boards of directors immediately before the consummation, or (iv) the shareholders approve a sale of all or substantially all of the Company’s or the Bank’s assets.
Employee Benefit Plans
The discussion that follows describes the material terms of our principal equity plans in which the Named Executive Officers participate and is qualified in all respects by reference to the terms of the plans identified below. The material terms of the employment agreements entered into by the Company and Messrs. Williams and Kramer in 2015 and the Company’s Change in Control Plan are described under “Employment and Severance Agreements” and “Potential Payments Upon a Change in Control” above.
2015 Stock Incentive Plan
The Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) became effective on May 21, 2015. Awards under the 2015 Plan may be made to the employees, directors, and independent contractors of the Company and its affiliates. Awards granted under the 2015 Plan may be in the form of incentive and nonqualified stock options, stock appreciation rights (“SARs”) (including related and free standing SARs), restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, cash bonus awards, or dividend equivalent awards. The 2015 Plan provides that awards may be made under it for ten years, unless earlier terminated by the Board.
The 2015 Plan, subject to oversight by the Board, is administered by the Compensation Committee of the Board. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares plus (ii) the approximately 525,000 shares that remain available under the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) for the grant of awards as of the effective date of the 2015 Plan, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires or lapses for any reason. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares. In addition, subject to the terms of the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award) and (ii) no participant may be granted awards other than options or SARs that are settled in shares of Common Stock for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).
2006 Stock Incentive Plan
The 2006 Plan was superseded by the 2015 Plan. The maximum number of shares that were authorized for issuance pursuant to awards granted under the 2006 Plan was 2,000,000 shares. Of that number, approximately 525,000 shares remained eligible for issuance as of May 21, 2015 (the effective date of the 2015 Plan) and were carried forward and made available for issuance under the 2015 Plan. No further awards will be granted under the 2006 Plan, although outstanding awards granted under the 2006 Plan continue in accordance with their terms, and shares subject to terminated or forfeited awards granted under the 2006 Plan will be made available for issuance under the 2015 Plan.
Awards granted under the 2006 Plan could be made to the employees, directors, and independent contractors of the Company and its affiliates in the form of incentive and nonqualified stock options, restricted stock awards, restricted unit awards, performance share awards, performance unit awards, phantom stock awards, or dividend equivalent awards. Only stock options and restricted stock awards are currently outstanding under the 2006 Plan. The Compensation Committee of the Board, which received delegated authority from the Board, administers the 2006 Plan.
Legacy First Security Group, Inc. Long-Term Incentive Plans
In connection with the acquisition of First Security on October 31, 2015, we assumed outstanding awards granted under the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) and First Security Group, Inc. 2002 Long-Term Incentive Plan (the “2002 Plan”). As of December 31, 2015, 467,791 and 14,175 shares of the Company’s Common Stock could be issued pursuant to outstanding options under the 2012 Plan and 2002 Plan, respectively. No further awards will be granted under either the 2012 Plan or the 2002 Plan.
Outstanding Equity Awards at Fiscal Year-End
The Company has awarded stock options to its senior management and other employees. The terms of these awards typically provide for vesting over a defined period of time, generally three years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the Compensation Committee, with advice from the Chief Executive Officer regarding awards granted to executive officers other than the Chief Executive Officer.

The following table sets forth certain information with respect to equity awards previously awarded to our Named Executive Officers that were outstanding as of December 31, 2015.
Outstanding Equity Awards at Fiscal Year-End Table

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Douglas L. Williams Chief Executive Officer	100,000 50,000	― ―	10.00 10.00	5/14/2017 1/20/2021	―	―
D. Michael Kramer President and Chief Operating Officer	37,600 1,880	56,400(1) 2,820(2) 100,000(3)	12.39 12.39 15.00	7/24/2023 3/1/2024 11/2/2025	14,000(4)	209,720(5)
Carol H. Tiarsmith Executive Vice President	15,000 10,000	― ―	10.00 10.00	5/14/2017 1/20/2011	―	―

(1)	Options vest on a pro rata basis over five years from the date of grant, July 24, 2013.

(2)	Options vest on a pro rata basis over five years from the date of grant, March 1, 2014.

(3)	Options cliff vest on November 2, 2020, which is the fifth anniversary of date of grant, November 2, 2015.

(4)	Restricted stock award cliff vests on November 2, 2018, which is the third anniversary of the date of grant.

(5)	Represents 14,000 restricted shares multiplied by the closing stock price of the Company’s Common Stock on December 31, 2015, $14.98.
Equity Compensation Plan Information
The following table provides information with respect to securities authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2015. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares plus (ii) the approximately 525,000 shares that remained available under the 2006 Plan for the grant of awards as of May 21, 2015, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires or lapses for any reason. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,887,793	10.6395	2,612,207
Equity compensation plans not approved by security holders	__	__	__
Total	1,887,793	10.6395	2,612,207

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee of the Board are Messrs. Hertz (Chair), Hurwich, Mauldin, and Levey and Ms. Thomas. In addition, Messrs. Deriso, Jr., Allen, Diaz, and Ward served on the Compensation Committee until October 31, 2015, the date of the closing of the acquisition of First Security. None of the members of the Compensation Committee of the Board during 2015 served as an officer or employee of the Company during the year ended December 31, 2015. No interlocking relationships exist between the Board or the Compensation Committee of the Board and the board of directors or compensation committee of any other company. None of the members of the Compensation Committee of the Board had any transaction that is required to be disclosed as a related person transaction pursuant to SEC rules except Mr. Deriso, Jr., whose transaction is described under “Certain Relationships and Related Person Transactions” below.
Director Compensation
The Company pays its non-employee directors fees for their service as directors. For the year ended December 31, 2015, the non-employee directors received:

•	an annual cash retainer of $20,000;

•	an additional annual cash retainer of $5,000 for the chairs of the committees of the Board;

•	an additional annual cash retainer of $70,000 for the Company’s non-executive Chairman of the Board; and

•
an annual grant for the non-employee directors (other than the Company’s non-executive Chairman of the Board) of 800 restricted shares of Common Stock, which were issued in January 2015 and vested in January 2016.

The restricted shares granted in 2015 were issued at a grant date fair value of $12.50 per share and generally vest on the first anniversary of the date of grant. Those directors who resigned from the Board in connection with the acquisition effective October 31, 2015, forfeited their outstanding unvested restricted stock awards upon resignation. All of the options that were granted in prior years to certain of the Company’s non-employee directors options have vested and become exercisable, which includes options to purchase an aggregate of 78,000 shares of the Company’s Common Stock.
For fiscal year 2016, non-employee director annual compensation is expected to be as follows:

•	an annual cash retainer of $30,000;

•	an additional annual cash retainer for the chairs of the committees of the Board:

◦	Audit Committee - $7,000;

◦	Credit Committee and Compensation Committee - $6,500; and

◦	ALCO Committee, Governance and Nominating Committee and Trust Committee - $5,000;

•	an additional annual cash retainer of $70,000 for the Company’s non-executive Chairman of the Board; and

•
an annual grant for the non-employee directors of restricted shares of Common Stock having a fair market value at the time of grant of $20,000, which shares will generally vest on the first anniversary of the date of grant.

The following table sets forth information concerning the compensation earned for service on the Board during the fiscal year ending December 31, 2015 by each individual who served as a non-employee director at any time during the fiscal year.
2015 Director Compensation Table

Name(1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)
Walter M. Deriso, Jr.	90,000	10,000	__	100,000
Henchy R. Enden(3)	__	__	__	__
John N. Foy(3)	__	__	__	__
Douglas J. Hertz	25,000	10,000	__	35,000
Adam G. Hurwich(3)	__	__	__	__
Brian D. Jones	20,000	10,000	__	30,000
Stephen A. Levey(3)	__	__	__	__
Larry D. Mauldin(3)	__	__	__	__
R. Charles Shufeldt	25,000	10,000	__	35,000
Lizanne Thomas(3)	__	__	__	__
Marietta Edmunds Zakas	25,000	10,000	__	35,000
J. David Allen(4)	20,000	10,000	11,712	41,712
Rene M. Diaz(4)	20,000	10,000	11,712	41,712
Steven W. Smith(4)	20,000	10,000	11,712	41,712
Chilton Davis Varner(4)	20,000	10,000	11,712	41,712
John F. Ward(4)	20,000	10,000	11,712	41,712

(1)
Messrs. Williams and Kramer, who were employees of the Company during the fiscal year ended December 31, 2015, received no compensation for their service as directors in 2015. All amounts related to their compensation as Named Executive Officers during the fiscal year ended December 31, 2015 are included in the “Summary Compensation Table” above.

(2)	The size of the Board was increased from 10 directors to 13 directors as of the effective date of the acquisition of First Security on October 31, 2015.

(3)	Each of Messrs. Enden, Foy, Hurwich, Levey, and Mauldin were appointed to the Board effective October 31, 2015. Ms. Thomas was appointed to the Board effective November 2, 2015.

(4)
Each of Messrs. Allen, Smith, Diaz, and Ward served on the Board until October 31, 2015, the effective date of the acquisition of First Security, and Ms. Varner served on the Board until November 2, 2015. Messrs. Allen, Smith, Diaz, and Ward and Ms. Varner forfeited their restricted stock awards upon resignation from the Board.

(5)
Represents the aggregate grant date fair value of restricted stock awards granted during the fiscal year computed in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the director. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K. The table below shows the aggregate numbers of option and restricted awards outstanding for each non-employee director as of December 31, 2015. No option awards were granted to non-employee directors during the year ended December 31, 2015.

(6)
Represents a cash award approved by the Compensation Committee and the Board on December 17, 2015 for those directors who resigned from the Company in connection with the Company’s acquisition of First Security. Such cash award was made in recognition of their services to the Company and forfeiture of restricted stock awards representing 800 shares of Common Stock that were forfeited upon termination of service but that would have otherwise vested on January 15, 2016.

The table below shows the aggregate numbers of option and restricted awards outstanding for each non-employee director as of December 31, 2015.

	Aggregate Option and Restricted Stock Awards Outstanding as of December 31, 2015 (#)
Name	Options	Restricted Awards
Walter M. Deriso, Jr.(1)	150,000	800
Henchy R. Enden	__	__
John N. Foy	__	__
Douglas J. Hertz	5,000	800
Adam G. Hurwich	__	__
Brian D. Jones	11,000	800
Stephen A. Levey	__	__
Larry D. Mauldin	__	__
R. Charles Shufeldt	5,000	800
Lizanne Thomas	__	__
Marietta Edmunds Zakas	5,000	800
J. David Allen(2)	10,000	__
Rene M. Diaz(2)	10,000	__
Steven W. Smith(2)	10,000	__
Chilton Davis Varner(2)	11,000	__
John F. Ward(2)	11,000	__

(1)	The option awards outstanding for Mr. Deriso were granted entirely in his capacity as an employee of the Bank during the fiscal years ended December 31, 2011 and December 31, 2007.

(2)
The Board extended the exercise period of the options held by Messrs. Allen, Smith, Diaz, and Ward and Ms. Varner in connection with their resignation from the Company, such that they have the entire option term to exercise their options notwithstanding their resignation from the Board. Each of these directors also forfeited their outstanding unvested restricted stock awards upon resignation from the Board.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors currently is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter.
Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors.
The Audit Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters to be discussed as required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB and (ii) the independent registered public accounting firm’s independence from Atlantic Capital Bancshares, Inc., and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee on independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.
Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Submitted by the Audit Committee

Marietta Edmunds Zakas (Chair)
Henchy R. Enden
John N. Foy
R. Charles Shufeldt

PROPOSAL 2

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016
The Audit Committee of the Board of Directors has retained Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, the Board of Directors deems it advisable to obtain your ratification of this appointment. In determining that Ernst & Young be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Ernst & Young was compatible with maintaining Ernst & Young’s independence and concluded that it was.
Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Properly submitted proxies will be voted “FOR” ratification of the appointment of Ernst & Young unless otherwise specified. If the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.
Fees
The fees billed or incurred by Ernst & Young for services rendered to the Company for the fiscal years indicated were as follows:

	Fiscal Year Ended
Fee Type	December 31, 2015	December 31, 2014
Audit Fees (1)	$350,000	$146,023
Audit-Related Fees (2)	116,675	―
Tax Fees (3)	―	―
All Other Fees (4)	―	―
Total Fees	$466,675	$146,023

(1)
“Audit Fees” are fees billed for professional services for the audit of the consolidated financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees for due diligence services and the review of other SEC filings and communications, including our Form S-4.
(3)	“Tax Fees” are fees for professional services related to certain foreign tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” are fees related to services other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Audit Committee Pre-Approval Policy for Independent Auditor Services
It is the policy of the Audit Committee to pre-approve all audit, audit-related, tax, and other permitted non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants.

Pursuant to this policy, the Audit Committee will consider, at least annually, and approve the terms of the audit engagement. At each regularly scheduled Audit Committee meeting, the Audit Committee will review both a report summarizing the services, provided or anticipated to be provided by the auditor and the related fees and costs, and a listing of newly requested services subject to pre-approval since its last regularly scheduled meeting. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s independent public accountants.
All fees related to audit, audit-related, tax, and other permitted non-audit services will be pre-approved by the Audit Committee.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Bank conducts banking transactions in the ordinary course of business with officers and directors of the Company and the Bank and their associates, affiliates, and family members. While certain provisions of the Sarbanes-Oxley Act generally prohibit us from making personal loans to our executive officers and directors, it permits the Bank to make loans to our executive officers and directors so long as such loans are on non-preferential terms. The Bank makes loans to our executive officers, directors, and their family members that are made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.
The Board of Directors has adopted written policies to comply with applicable regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).
Transactions with related parties are subject to a written policy. The Audit Committee reviews and approves all related party transactions between the Company and any related person. The Audit Committee discusses related party transactions with management regarding the business rational for the transactions and whether appropriate disclosures have been made.
The Company issued warrants to purchase shares of Common Stock in connection with the formation of the Company and Bank on May 14, 2007 (the “Warrants”). Certain persons who received Warrants have served as officers or directors of the Company and the Bank. The terms of the Warrants provide that the Warrants expire 90 days after the holder’s resignation from his or her position with the Company.  Each of J. David Allen, Rene Diaz, and Steven W. Smith resigned from the Board in connection with Company’s acquisition of First Security. The Board approved the extension of the exercise period of the Warrants held by these former directors to May 14, 2017, the expiration date of the Warrants.
Walter M. Deriso, III the son of Walter M. “Sonny” Deriso, Jr., Chairman of the Company’s Board, has been employed by the Bank since its inception, and is currently a Senior Vice President. During the fiscal years ended December 31, 2015, 2014, and 2013, Mr. Deriso, III was paid approximately $260,203, $198,333, and $233,333 in aggregate compensation and received other benefits (approximately $13,935, $12,324, and $10,165 in aggregate value) comparable to those received by employees having similar positions. During the fiscal year ending December 31, 2016, Mr. Deriso, III has been paid approximately $101,667 and has received other benefits (approximately $2,086 in aggregate value) through March 31, 2016. The compensation of Mr. Deriso, III was established by the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.
Other than the foregoing, since the beginning of our last fiscal year, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of such copies and written representations from the Company’s reporting persons, the Company believes that all Section 16 filing requirements were fulfilled on a timely basis except that each of Messrs. Kramer and Oakes filed a Form 4 reporting the receipt of shares of restricted stock and stock options late due to an administrative oversight.
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2017 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive office, 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305, by December 21, 2016.
In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2017 annual meeting of shareholders (but not included in our proxy statement) must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2017 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on January 18, 2017 and not later than the close of business on February 17, 2017.
The shareholder notice, with respect to all shareholder proposals, must comply in all respects with Section 2.5 of the Company’s Bylaws, which requires that such proposal be in writing and include (i) whether the shareholder is nominating such individual(s) at the request of a beneficial holder of shares, whether the shareholder, any such beneficial holder or any nominee has any agreement, arrangement, or understanding with, or has received any financial assistance, funding, or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the shareholder’s nomination, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees and any persons with whom such agreement, arrangement, or understanding exists or from whom such assistance has been obtained are collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions of all equity securities and debt instruments of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative, or other transaction is in place or has been entered into within the prior six (6) months by or for the benefit of any Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination.
In addition, a shareholder notice with respect to director nominations must also include (i) such information relating to each shareholder nominee that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, and (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s directors’ questionnaire, as it may reasonably require determining whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Company.
This section is subject to and qualified entirely by the requirements for shareholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request to: Atlantic Capital Bancshares, Inc., 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305, Attention: Secretary.
It is presently anticipated that the Company’s 2017 annual meeting of shareholders will be held in May 2017. However, if the date of the 2017 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2016 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2017 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.
ANNUAL REPORT
We filed an Annual Report on Form 10-K with the SEC on March 30, 2016. We make available on our website, wwwatlanticcapitalbank.com (by clicking the “About Us” tab, then “Investor Relations” heading, then “Financial Information,” then “Documents”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Annual Report on Form 10-K also serves as the annual disclosure statement of the Bank pursuant to Part 350 of the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”). The Form 10-K has not been reviewed or confirmed for accuracy or relevancy by the FDIC. Shareholders may also obtain a copy of these reports, without charge, upon request to: Atlantic Capital Bancshares, Inc., 3280 Peachtree Road NE, Suite 1600, Atlanta, Georgia 30305 Attention: Secretary.

OTHER MATTERS
As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.
By order of the Board of Directors

Patrick T. Oakes
Secretary
Atlanta, Georgia
April 20, 2016

Atlantic Capital

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 17, 2016.

Vote by Internet

- Go to **www.envisionreports.com/ACBI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

+

1. Election of Directors:

01 - Walter M. Deriso, Jr.	02 - Henchy R. Enden	03 - John N. Foy	04 - Douglas J. Hertz
05 - Adam G. Hurwich	06 - Brian D. Jones	07 - D. Michael Kramer	08 - Stephen A. Levey
09 - Larry D. Mauldin	10 - R. Charles Shufeldt	11 - Lizanne Thomas	12 - Douglas L. Williams
13 - Marietta Edmunds Zakas			

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** – To withhold authority to vote for any nominee(s), write the number of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian, or corporate officer, give full title. If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — ATLANTIC CAPITAL BANCSHARES, INC.

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ANNUAL MEETING OF SHAREHOLDERS — MAY 18, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder hereby appoints Douglas L. Williams, D. Michael Kramer and Patrick T. Oakes, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Atlantic Capital Bancshares, Inc., to be held on May 18, 2016, at 10:00 a.m. local time, at The Piedmont Driving Club, 1215 Piedmont Avenue N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 and "FOR" PROPOSAL 2.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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